Solar Thin Films, Inc. Acquires Equity Interest
in CG Solar Of China

DIX HILLS, NY, April 3, 2008 (MARKET WIRE) -- Solar Thin Films, Inc. (OTCBB: SLTN) today announced that it has acquired a 15% equity interest in China based CG Solar (previously Weihai BlueStar Photovoltaic Co. Ltd.) in exchange for $1,500,000. As noted in Solar Thin Film's 8-K filing on 2/25/08, the acquisition was completed through two separate transactions.

On January 31, 2007, Solar Thin Films, Inc. (the “Company”) entered into an Assignment and Assumption Agreement of Joint Venture Contract with Renewable Energy Solutions, Inc. ("RESI"), pursuant to which the Company agreed to transfer the sum of $500,000 on behalf of RESI to CG Solar in exchange for a 5% equity interest in CG Solar.

On January 31, 2007, the Company entered into an Agreement for the Plan and Sale of Equity Interest with Terra Solar, pursuant to which the Company agreed to transfer the sum of $1,000,000 to Terra Solar in exchange for the acquisition of a 10% equity interest in CG Solar.

The completion of both transactions has received all requisite approvals, including approval by the board of directors of China Solar Energy Holdings Limited, the parent company of Terra Solar.

The transactions, and acquisition of 15% of CG Solar, are consistent with the Company’s strategy to take an equity interest, and purchase or marketing rights, in the operations of “turnkey” module manufacturing customers. Earlier the Company announced that it had entered into a marketing agreement with CG Solar providing certain rights to market their modules in North America and Europe.

About Solar Thin Films
Solar Thin Films (www.solarthinfilms.com) develops, manufactures and markets a complete line of manufacturing equipment for the production of "thin-film" amorphous silicon and CIGS photovoltaic ("PV") modules, together with a wholly owned subsidiary based in Budapest, Hungary. Personnel associated with the company have been responsible for the setup of 14 thin-film photovoltaic factories worldwide. The Company sells equipment and turnkey systems to customers including EPV Solar (Hamilton, NJ, USA) and CG Solar (Weihai, China). Management believes that its line of cost-effective thin-film photovoltaic manufacturing equipment positions the Company to take advantage of the rapidly growing demand for solar modules and an expected market shift towards "thin film" PV modules as part of a cost effective, "clean technology" energy solution.

About CG Solar

CG Solar (previously Weihai BlueStar Photovoltaic Co. Ltd.) is an amorphous silicon module manufacturing company based in Weihai, China. The company produces both standard amorphous silicon modules and building integrated modules for sale in China and for export internationally. The company’s shareholders include Blue Star Glass Company - a Chinese glass manufacturer, China Xingyes - a Chinese curtain wall company, and Solar Thin Films.

Forward-Looking Safe Harbor Statement

Statements in this news release regarding future financial and operating results, potential applications of the Company's technology, opportunities for the Company, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "will," "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements including: limited operating history, need for future capital, and economic conditions generally. Additional information on potential factors that could affect results and other risks and uncertainties are detailed from time to time in the Company's periodic reports, including Forms 10-KSB, 10-QSB, 8-K, and other forms filed with the Securities and Exchange Commission ("SEC").

These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties.

For Solar Thin Films, Inc.
Corporate Communications Group, Inc.

SOURCE: Solar Thin Films, Inc.